UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Safe Pro Group Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Safe Pro Group Inc.

18305 Biscayne Blvd. Suite 222

Aventura, Florida 33160

(786) 409-4030

To the Stockholders of Safe Pro Group Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Safe Pro Group Inc. The Annual Meeting will be held virtually as a live audio-only conference call by calling 877-407-3088 (toll free), on December 21, 2026 at 10:00 a.m., Eastern Time. There will not be a physical meeting location.

Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We urge you to read the proxy statement carefully. The proxy statement and proxy card are being mailed on November 5, 2026 to all stockholders of record as of October 27, 2026.

If you are a shareholder of record, you can participate and vote your shares in the Annual Meeting by visiting www.SPAI.vote and entering the 12-digit control number included on your Proxy Card. If you are a beneficial owner of shares held in street name, you can participate and vote at the meeting by obtaining a legal proxy from your nominee and emailing a copy to proxy@equitystock.com no later than 5:00 p.m. Eastern Time, on December 20, 2026. You will be able to vote your shares at the meeting by going to www.SPAI.vote and entering the same control number used to enter the meeting.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to attend the virtual Annual Meeting, please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. As an alternative to voting online during the Annual Meeting, you may vote in advance of the Annual Meeting, via the Internet, by fax, by email, or by completing, signing, dating and returning the proxy card. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting. Even after returning your proxy, if you are a stockholder of record and do attend the Annual Meeting and wish to vote your shares in person, you still may do so.

Very truly yours,

Safe Pro Group Inc.

By:	/s/ Daniyel Erdberg
Daniyel Erdberg
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on December 21, 2026:

Electronic Copies of the Proxy Statement and our 2025 Annual Report on Form 10-K are available at

www.SPAI.vote

Safe Pro Group Inc.

18305 Biscayne Blvd. Suite 222

Aventura, Florida 33160

(786) 409-4030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 21, 2026

TO THE STOCKHOLDERS OF SAFE PRO GROUP INC.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of Safe Pro Group Inc. (the “Company”) will be held virtually as a live audio-only conference call by calling 877-407-3088 (toll free), on December 21, 2026 at 10:00 a.m., Eastern Time. There will not be a physical meeting location. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (toll free) or email proxy@equitystock.com. At the Annual Meeting, the items of business to be voted on, as described in the accompanying Proxy Statement, are:

1.	To elect five Board nominees to the Board of Directors of the Company, each to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

2.	To ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Only stockholders of record of the Company at the close of business on October 27, 2026 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 18305 Biscayne Blvd. Suite 222 Aventura, Florida 33160 for a period of ten days prior to the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

YOUR VOTE IS IMPORTANT. Please read the proxy statement and the instructions on the proxy card and then, whether or not you plan to attend the Annual Meeting, and no matter how many shares you own, please submit your proxy promptly via the Internet, by fax, by email, or by completing, signing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting at the Annual Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs. You may revoke your proxy at any time before the vote is taken.

By Order of the Board of Directors,

Safe Pro Group Inc.

/s/ Daniyel Erdberg
Aventura, Florida	Daniyel Erdberg
November 5, 2026	Chief Executive Officer

i

SAFE PRO GROUP INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 21, 2026

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Safe Pro Group Inc., a Delaware corporation, for use at the Annual Meeting of Safe Pro Group’s stockholders to be held virtually as a live audio-only conference call by calling 877-407-3088 (toll free), on December 21, 2026 at 10:00 a.m., Eastern Time, and at any adjournments or postponements of the Annual Meeting. There will not be a physical meeting location. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (toll free) or email proxy@equitystock.com.

This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided. The terms “Safe Pro Group” “Company,” “we,” or “our” refer to Safe Pro Group Inc. We recommend that you submit your proxy even if you plan to attend the Annual Meeting. If you vote by proxy, you may change your vote by submitting a later dated proxy before the deadline or by voting electronically at the Annual Meeting.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals at the Annual Meeting:

1.	To elect five Board nominees to the Board of Directors of the Company, each to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

2.	To ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

WHO MAY ATTEND THE ANNUAL MEETING AND HOW TO ATTEND?

Our Board has fixed the close of business on October 27, 2026, as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof (the “Record Date”). Each share of Common Stock represents one vote to be voted on each matter presented at the Annual Meeting. Record holders and beneficial owners may attend the Annual Meeting (via phone call). Set forth below is a summary of the information you need to attend the virtual Annual Meeting:

●	Access a live audio conference call by calling 877-407-3088 (Toll Free) or +1 877-407-3088 (International);
●	Instructions on how to attend and participate in the virtual Annual Meeting, including how to demonstrate proof of stock ownership, are also available as follows:

Stockholders of Record

●	Stockholders of record as of the Record Date can attend the Annual Meeting by accessing the live audio conference call at +1-877-407-3088 and presenting the unique 12-digit control number on the proxy card.

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Beneficial Owners

Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Equity Stock Transfer, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer no later than 5:00 p.m. New York Time, on December 20, 2026 the day before the meeting). You will then receive confirmation of your registration, with a control number, by email from Equity Stock Transfer. At the time of the meeting, access the live audio conference call at 1-877-407-3088 and present your unique 12-digit control number.

HOW DO I PARTICIPATE IN AND VOTE AT THE ANNUAL MEETING?

Stockholders who owned shares of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting on all matters properly brought before the Annual Meeting by visiting www.SPAI.vote and entering the 12-digit control number included on your Proxy Card.

If you were a beneficial owner of shares held in street name at the close of business on the Record Date, you can participate and vote at the meeting by obtaining a legal proxy from your nominee and emailing a copy to proxy@equitystock.com no later than 5:00 p.m. Eastern Time, on December 20, 2026. You will be able to vote your shares at the meeting by going to www.SPAI.vote and entering the same control number used to enter the meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

On the Record Date, we had 20,979,946 shares of issued and outstanding common stock entitled to vote at the Annual Meeting.

HOW DO I VOTE WITHOUT PARTICIPATING IN THE ANNUAL MEETING?

Shareholders of record may vote without participating in the Annual Meeting by any of the following means:

1.	By Internet. The website address for Internet voting is www.SPAI.vote.

2.	By Email. Mark, date, sign and email the enclosed Proxy Card to proxy@equitystock.com.

3.	By Mail. Mark, date, sign and mail promptly the enclosed Proxy Card.

4.	By Fax. Mark, date, sign and fax the enclosed Proxy Card to (347) 584-3644.

If you vote by Internet, fax or email, please do not mail your Proxy Card.

Because of possible delays with the mail, we recommend you use the Internet or Fax to vote. If you are a beneficial owner of shares held in street name, you must email to proxy@equitystock.com a legal proxy from your nominee authorizing you to vote your shares at least one business day prior to the Annual Meeting. Once submitted, you will receive a control number enabling you to vote your shares by any of the means set forth above.

HOW DO I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

Notice of Annual Stockholder Meeting, our proxy statement, and our annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) are available online at www.SPAI.vote.

WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL ANNUAL MEETING?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual Annual Meeting. If you encounter any difficulties, please call: 877-804-2062 (toll free) or email proxy@equitystock.com.

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HOW MANY VOTES DO I HAVE?

Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. Cumulative voting is not permitted.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting may be adjourned if a quorum is not present on December 21, 2026. The presence in person (which would include presence at a virtual meeting) or by proxy of the holders of at least a majority of the voting power of our capital stock outstanding and entitled to vote as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes are treated as shares present or represented at the meeting for purposes of establishing a quorum, but are not counted as votes cast with respect to the approval of any proposal. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted as votes cast for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

1.	“FOR” the election of the Board’s five nominees to our Board of Directors.

2.	“FOR” the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the year ending December 31, 2026.

If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

IF MY SHARES ARE HELD IN “STREET NAME” BY A BROKER, BANK OR OTHER AGENT, WILL MY BROKER, BANK OR OTHER NOMINEE VOTE MY SHARES FOR ME?

If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to Safe Pro or by voting in person (which would include presence at a virtual meeting) at the Annual Meeting unless you provide a “legal proxy”, which you must obtain from your broker, bank or other agent.

Under the rules of the NYSE, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine” without specific instructions from the beneficial owner. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

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MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.

2.	You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.

3.	You may vote in person (which would include presence at the virtual meeting) at the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors.

A majority of votes cast is required to elect director nominees. Broker non-votes and abstentions will have no effect on this proposal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on this proposal.

Other Business That Is Properly Brought Before the Annual Meeting

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on routine matters. However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes”, properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal but will be counted in determining whether there is a quorum present.

ARE THERE ANY RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, our certificate of incorporation or our bylaws provide a currently exercisable right of a stockholder to obtain appraisal of or payment for such stockholders’ shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

WHERE ARE SAFE PRO GROUP’S PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of Safe Pro Group are located at 18305 Biscayne Blvd. Suite 222 Aventura, Florida 33160, and our telephone number is (786) 409-4030.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Safe Pro Group that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of October 27, 2026, regarding beneficial ownership of our common stock by:

●	each of our directors;

●	each of our named executive officers;

●	all directors and officers as a group; and

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Safe Pro Group Inc., 18305 Biscayne Blvd. Suite 222 Aventura, Florida 33160.

Name and address of beneficial owner	Shares beneficially owned		Percentage of Class (1)

Daniyel Erdberg	5,526,058	(2)	25.1%
Theresa Carlise	450,758	(3)	2.1%
Jarret Mathews	60,000	(4)	*
Brian Mack	75,000	(5)	*
Pravin Borkar	1,500,000	(6)	7.1%
Christopher Todd	720,000	(7)	3.4%
Jonathan Leinwand	784,500	(8)	3.7%
Arthur T. Dean	100,000	(9)	*
John E. Miller	100,000	(10)	*
Lee Van Arsdale	97,812	(11)	*

Directors and Officers as a group (10 persons)	9,414,128		43.6%

Five Percent Shareholders

Frost Gamma Investments Trust (12)	2,000,000		9.1%

* Less than 1%.

(1) Based on 20,979,946 shares of common stock outstanding as of October 27, 2026.

(2) Includes 3,878,058 shares of common stock, 470,000 shares of common stock held in the name of DL2 Capital LLC, of which Mr. Erdberg is the beneficial owner and 178,000 shares of common stock held in the name of Erdberg Foundation Inc., of which Mr. Erdberg is the beneficial owner and 1,000,000 options exercisable within 60 days to purchase common stock at a weighted exercise price of $4.15.

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(3) Includes 300,758 shares of common stock and 150,000 options exercisable within 60 days, to purchase common shares at a weighted exercise price of $3.80.

(4) Includes 20,000 shares of common stock, 10,000 options exercisable within 60 days, to purchase common shares at a weighted exercise price of $3.23 held in the name of Mr. Mathews and 30,000 shares of common in the name of Phase Zero Consulting LLC, which Mr. Mathews is principal.

(5) Includes 50,000 shares of common stock and 25,000 options exercisable within 60 days, to purchase common shares at a weighted exercise price of $4.52, held in the name of Mack Strategic Edge of which Mr. Mack is the principal.

(6) Includes 750,000 shares of common stock held by American Protection Works, Inc. of which Mr. Borkar and his spouse are deemed to be the beneficial owners and 750,000 shares of common stock held in the name of Mr. Borkar.

(7) Includes 695,000 shares of common stock held by Christopher Todd Inc., of which Mr. Todd is the beneficial owner and 25,000 options exercisable within 60 days, to purchase common shares at an exercise price of $3.40, held by Mr. Todd.

(8) Includes 639,500 shares of common stock and 145,000 options exercisable within 60 days, to purchase common shares at a weighted average exercise price of $3.81.

(9) Includes 75,000 shares of common stock and 25,000 options exercisable within 60 days, to purchase common shares at a weighted average exercise price of $4.50.

(10) Includes 75,000 shares of common stock and 25,000 options exercisable within 60 days, to purchase common shares at a weighted average exercise price of $4.50.

(11) Includes 72,812 shares of common stock and 25,000 options exercisable within 60 days, to purchase common shares at a weighted average exercise price of $4.50.

(12) Based solely on a Schedule 13G filed with the SEC on September 14, 2026 by Frost Gamma Investments Trust (“FGIT”) and Phillip Frost, M.D. Includes 1,000,000 shares of common stock and the option to purchase 1,000,000 shares of common stock from Mr. Erdberg held by FGIT. Dr. Frost is the trustee of FGIT. Frost Gamma L.P. is the sole and exclusive beneficiary of FGIT. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is the sole shareholder of Frost-Nevada Corporation. The reporting person disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of FGIT and Dr. Frost is 4400 Biscayne Boulevard, Miami, FL 33137.

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INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers as of October 27, 2026. Our officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Age	Positions and Offices
Daniyel Erdberg	48	Founder, Chairman of the Board and Chief Executive Officer
Theresa Carlise	68	Chief Financial Officer, Treasurer and Assistant Secretary
Jarret Mathews	51	Chief Operating Officer
Brian Mack	53	Chief Growth Officer
Pravin Borkar	69	Chief Technical Officer, Director and Founder and President of Safe-Pro USA LLC
Christopher Todd	56	President and Founder of Airborne Response Corp.
Jonathan Leinwand, Esq.	56	General Counsel and Secretary
Arthur T. Dean	80	Director
John E. Miller	85	Director
Lee Van Arsdale	74	Director

The following is information about the experience and attributes of the members of our board of directors and senior executive officers as of the date of this proxy statement. The experience and attributes of our directors discussed below provide the reasons that these individuals were selected for board membership, as well as why they continue to serve in such positions.

Daniyel Erdberg is the Founder, Chairman, and CEO of Safe Pro Group Inc. and has served in such roles since its inception in December 2021. From 2014 through September 2019, Mr. Erdberg served as President of Drone Aviation Corp and served as its CEO and Director from October 2019, until its merger with COMSovereign Holding Corp. in December 2019, following which he was involved in the creation of several business ventures, including the founding of CyberNate Corp. which was incorporated in December 2021. Mr. Erdberg has over 20 years’ experience as a C-Level technology executive having led recent Nasdaq listings in the Drone, 5G, and SatCom sectors where he served in senior management positions including as Chief Executive Officer, President, and Chief Operating Officer. Throughout his career, Mr. Erdberg has been involved in the operation of companies involved in various sectors of technology including software development, telecommunications, wireless networking, and unmanned aerial systems. As the founder and leader of multiple public and private enterprises, he has built organizations from inception that included experience with an array of technologies and has successfully conducted business with government, military, and commercial entities. We believe Mr. Erdberg is qualified to serve on our board of directors due to his extensive experience with our company as a founder.

Theresa Carlise was appointed as Chief Financial Officer in June 2023. On March 27, 2024, she was appointed Treasurer and on April 12, 2024, Assistant Secretary. Ms. Carlise brings over 30 years of experience as a Chief Financial Officer for publicly traded companies. Ms. Carlise’s skillset includes equity-based transactions, strategic and tactical financial management with strong qualifications in all areas of accounting, financial analysis, reporting, restructuring and planning. From the period June 2021 to June 2023, she was the Chief Accounting Officer, Secretary & Treasurer at NextPlat Corp, formerly Orbsat Corp, a Nasdaq-listed e-commerce technology company, having earlier served as the Chief Financial Officer, Treasurer and Secretary of Orbsat Corp., its predecessor from June 2015 to December 2020. Before joining Orbsat Corp., she served as Chief Financial Officer, Secretary, Treasurer and Director of various publicly traded companies within the retail, telecommunications, distribution, transportation, mortgage banking and construction sectors.

Jarret Mathews, has served as Chief Operating Officer since April 2026. Mr. Mathews previously served as principal of Phase Zero Consulting since July 2024, advising both government and industry clients on how to best find, develop, and integrate cutting-edge technology. Prior to that, from July 2021 to July 2024 he was an officer in the United States Army serving as Director, Joint Acquisition Task Force. Mr. Mathews received a bachelor’s degree in civil engineering from the United States Military Academy at West Point and holds a Master’s Degree in International Relations and Affairs from University of Kansas.

Brian Mack was appointed as Chief Growth Officer in May 2026 after previously serving on the Company’s Strategic Advisory Board since March 2026. Mr. Mack has more than 20 years of leadership, management, and advisory experience spanning defense, government, and emerging technology markets. From August 2024 to September 2025, he served in executive role at Anduril Industries. Mr. Mack’s background includes senior business development roles at SAIC, a Fortune 500 mission technology integrator serving the defense, space, civilian, and intelligence sectors, where he served as Director of Business Development from September 2022 to August 2024 and at Silvus Technologies, where he led Army growth strategy focused on tactical networking adoption. He also served in the U.S. Army, including multiple international deployments, and developed a broad acquisition background across program management, contracting, test and evaluation, and requirements development. Mr. Mack holds an MBA from the Naval Postgraduate School.

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Pravin Borkar was the founder of Safe-Pro USA LLC in November 2008, and was appointed as our Chief Technical Officer and Director on June 7, 2022 and holds the title of President of Safe-Pro USA, concurrent with its acquisition by Safe Pro Group Inc. He has over 30 years’ experience in the design, engineering and manufacturing of bullet and blast resistant personal protection equipment for the U.S. Department of Defense. Mr. Borkar has been responsible for the development and manufacture of body armor plates for military personnel as well as ballistic protection armor systems for Blackhawk, Chinook and CH-53 transport helicopters for the U.S. Army, Marines and Air Force. At Safe-Pro USA, Mr. Borkar has been responsible for the development of over 50 different bullet and blast resistant products. Mr. Borkar holds a Bachelor of Technology in Chemical Engineering and a Master of Science in Composites and Plastics Engineering from the University of Massachusetts. We believe Mr. Borkar is qualified to serve on our board of directors due to his extensive experience with our company and industry experience.

Christopher Todd has served as the President and founder of Airborne Response Corp. since August 2016. Mr. Todd has over 30 years of marketing and technology business experience. Mr. Todd previously served as an analyst advising Fortune 500 firms and major sports organizations in digital marketing and content strategies. Mr. Todd is also a Certified Emergency Manager (CEM®) and Federal Aviation Administration (FAA)-certified remote pilot. His experience includes hurricane response and recovery operations, structure collapses, aircraft accidents, and several other types of complex incidents. Additionally, Mr. Todd serves as the Executive Director of AIRT, Inc., a 501(c)3 non-profit organization that specializes in the deployment of Drones For Good® and serves as the official home of the DRONERESPONDERS program advancing public safety drone operations with over 15,000 members across more than 75 countries. Additionally, Mr. Todd serves as a command staff member of the Southeast Florida All-Hazards Incident Management Team headquartered at the Palm Beach Fire Rescue Department. Mr. Todd is the President of the Florida Peninsula Chapter of AUVSI, Inc. Mr. Todd is a member of InfraGard, the public-private partnership between U.S. industry and the FBI, as well as the U.S. Coast Guard Auxiliary, where he previously served as the national Deputy Director of Governmental and Public Affairs and was named as the 2007 National “Auxiliarist of the Year.” Mr. Todd holds a Bachelor of Arts in journalism and mass communications from Drake University, and an Executive Master in Professional Studies in emergency and disaster management from Georgetown University in Washington, D.C.

Jonathan Leinwand, Esq., General Counsel and Secretary. Mr. Leinwand earned his law degree (juris doctor) from the University of Miami School of Law in 1995. Mr. Leinwand first worked for Andrew Hall & Associates in Miami practicing in the area of complex commercial litigation. In 1996 he began his own practice concentrating on private placements, reporting under Securities Exchange Act of 1934, and acted as outside counsel on behalf of public companies traded on OTC Bulletin Board, OTC Markets, Nasdaq and American Stock Exchange as well as other corporate consulting work. Mr. Leinwand acts as “in-house” counsel for publicly traded companies handling corporate and securities issues, managing outside counsel, and advising on capital markets and fund raising. He also advises investors and broker-dealers on PIPES and compliance issues related to private placements and restricted securities. He is admitted to practice law in Florida and the Southern District of Florida.

Arthur T. Dean, Major General, U.S. Army (Retired), Director and Chairman of the Audit Committee. MG. Dean is a proven senior executive with extensive leadership and management experience gained in the U.S. military and in the non-profit sector where he held senior leadership roles at large organizations with complex budgets. From August 1998 to February 2021, MG. Dean served as the Chairman and CEO and continues to serve as the Chairman and CEO Emeritus, at the Community Anti-Drug Coalitions of America (CADCA) which represents over 6,000 community coalitions that involve individuals from key sectors including schools, law enforcement, youth, parents, healthcare, media, tribal communities, and others to prevent substance use and misuse. Earlier in his career, MG. Dean held a number of senior positions in the U.S. Army including Director of Military Personnel Management where oversaw an annual budget of $21 billion for the U.S. Army military and civilian workforce components and was the Deputy Chief of Staff for Personnel & Installation Management at the U.S. Army Forces Command, the Department of Defense’s largest field organization. He has received numerous awards and recognition for his achievements including the Community Anti-Drug Coalitions of America National Leadership Award, The National Prevention Network (NPN) Lifetime Achievement Award, U.S. Army War College Outstanding Alumnus Award, Adjutant General Corps Hall of Fame, the National Institute on Alcohol Abuse and Alcoholism (NIAAA)’s Senator Harold Hughes Memorial Award, 2016 and the National Conference on Citizenship Prestigious Franklin Award for Citizen of the Year. He has served on numerous boards and has been an audit committee chair. We believe MG. Dean is qualified to serve on our board of directors due to his extensive experience in the military and his accounting knowledge.

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John E. Miller, Lieutenant General, U.S. Army (Retired), Director and Chairman of the Compensation Committee. LTG Miller is a decorated combat veteran who has served over 34 years in the U.S. Army, most recently as the Deputy Commanding General of the U.S. Army Training and Doctrine Command (TRADOC) responsible for coordinating the implementation of the Army’s first digitized command and control system in a combat brigade. He is a former commander of the 101st Airborne Division (Air Assault). LTG Miller also had multiple assignments at the U.S. Army Command and General Staff College where he held positions from Tactics Instructor to Commandant. While Commandant, he was concurrently responsible for 11 other Army Schools that provide tactical training and education for Commissioned and Non-Commissioned Officers. After his retirement from active duty, from 1997 to 2005, LTG Miller was a regional Vice President for Oracle Corporation’s Public Sector Division and served as a Divisional President for L-3 Communication from 1997 to 2005, providing linguist, intelligence analyst and technical support for deployed forces in 13 countries. Since 2007, LTG Miller has served as the President of Miller Analytics, LLC, which provides management and operational analysis and technology assessment consulting services for classified and unclassified programs with the Federal Government and related Technology and Aerospace and Defense Industries. LTG Miller has served on the Board of Directors since May 28, 2021. LTG. Miller has served as the owner/consultant at Miller Analytics, LLC since September 2007. LTG Miller previously served as ay a director at Nasdaq-listed NextPlat Corp, an e-commerce technology and healthcare services company from May 2021 through September 2024 and served as a member of the board of directors of Drone Aviation Holding Corp from December 2017 to November 2019. He was selected to the U.S. Army’s Command and General Staff College Hall of Fame in May 2024. We believe LTG Miller is qualified to serve on our board of directors due to his extensive experience in the armed forces and role on multiple boards.

Lee Van Arsdale, Colonel, U.S. Army (Retired), Director and Chairman of the Nominating and Corporate Governance Committee. Colonel Van Arsdale is a distinguished member of the U.S. armed forces serving for over 25 years in the Army including multiple tours of duty with the Special Forces and Special Missions units, having been decorated for valor with the Silver Star and with the Purple Heart. Since 2010, Colonel Van Arsdale has served as a faculty member of Thayer Leadership, a higher education organization focused on executive leader development. Additionally, since his retirement from active duty, he was a senior business executive and entrepreneurial leader, serving in positions including as Chief Executive Officer of Triple Canopy Inc.(a Constellis company), an integrated security solutions company from 2006 to 2009, and as the Chief Executive Officer of Creative Radicals, a data analytics software solutions company from 2018 to 2019. Colonel (Ret.) Van Arsdale’s military career as a soldier includes assignments in U.S. Army Special Forces, with 11 years spent in a U.S. Army Special Mission Unit. Over his 25-year Army career, Colonel (Ret.) Van Arsdale served in three combat zones in leadership positions, and participated in numerous classified operations, on a global scale. Following his military career, Lee was also the Assistant General Manager for National Security Response at the Bechtel Nevada Corporation; Unconventional Solutions, Inc., a private consulting firm, and was the founding Executive Director of the University of Nevada Las Vegas Institute for Security Studies. He currently serves on the boards of several public and private companies. Col Van Arsdale received the Excellence in Writing Award from the Army War College Foundation for a paper entitled The Use of Special Operations Forces in the Counter-proliferation of Weapons of Mass Destruction and is a recipient of the Combat infantryman’s Badge, Master Paratrooper Wings, Master Military Freefall Wings, Air Assault Wings, Ranger tab, and Special Forces tab in addition to the Silver Star and Purple Heart. He is a graduate from the U.S. Armed Forces Staff College and U.S. Army War College and received an M.S. from the University of Colorado and a B.S. from the United States Military Academy at West Point. In 2022 Col. Van Arsdale received the Distinguished Graduate Award from the West Point Association of Graduates, and in 2024 he was named a Distinguished Member of the Special Forces Regiment. We believe Colonel (Ret.) Van Arsdale is qualified to serve on our board of directors due to his extensive experience in the armed forces and in senior leadership roles in a number of technology businesses.

No director is related to any other director or executive officer of our company or our subsidiaries, and, there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

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GOVERNANCE OF THE COMPANY

Board Composition and Structure; Director Independence

Our business and affairs are managed under the direction of our board of directors. Our board of directors consists of five members of which three members are independent. The term of office for each director is until his or her successor is elected at our annual meeting or his or her death, resignation or removal, whichever is earliest to occur.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. As set forth in our corporate governance guidelines, when considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors and director nominees provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Board Leadership Structure

Our amended and restated bylaws and our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Daniyel Erdberg currently serves as our Chief Executive Officer and Chairman of the Board.

As Chairman of the Board, Mr. Erdberg’s key responsibilities include facilitating communication between our board of directors and management, assessing management’s performance, managing board members, preparation of the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s stockholders and managing relations with stockholders, other stakeholders, and the public.

We take steps to ensure that adequate structures and processes are in place to permit our board of directors to function independently of management. The directors are able to request at any time a meeting restricted to independent directors for the purpose of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

Board and Committee Meetings and Attendance

During the fiscal year ended December 31, 2025, our board of directors held one meeting, our audit committee held four meetings, our compensation committee and nominating and corporate governance committee did not hold any meetings. The foregoing does not include actions taken by our Board and all three of our Board committees by written consent. Each director attended at least 75% of the aggregate of the total number of meetings of our board of directors held during the period for which he served as a director and the total number of meetings held by all committees of our board of directors on which he served during the period that he served. Our directors are encouraged, but not required, to attend our annual meetings of stockholders. Five of our directors attended our 2025 annual meeting of stockholders.

Committees of our Board of Directors

The standing committees of our board of directors consist of an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the committees reports to our board of directors as they deem appropriate and as our board may request. Each committee of our board of directors has a committee charter that will set out the mandate of such committee, including the responsibilities of the chair of such.

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The audit committee is responsible for, among other matters:

●	appointing, retaining, and evaluating our independent registered public accounting firm and approving all services to be performed by them;

●	overseeing our independent registered public accounting firm’s qualifications, independence and performance;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and,

●	reviewing and approving related person transactions.

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Our audit committee consists of three of our directors, Messrs. Dean, Miller and Van Arsdale, each of whom meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and Nasdaq rules. Mr. Dean serves as the chairman of the audit committee. Our board of directors has determined that Mr. Dean qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act. The written charter for our audit committee is available on our corporate website at www.safeprogroup.com. The information on our website is not part of this proxy statement.

Compensation Committee

The compensation committee is responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors, chief executive officer and other executive officers;

●	producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and,

●	administering our stock plans and other incentive compensation plans.

Our compensation committee consists of three of our directors, Messrs. Miller, Dean and Van Arsdale, each of whom meets the definition of “independent director” under the rules of the Nasdaq and the definition of non-employee director under Rule 16b-3 promulgated under the Exchange Act. Mr. Miller serves as chairman of our compensation committee. Our board of directors has adopted a written charter for the compensation committee, which is available on our corporate website at www.safeprogroup.com. The information on our website is not part of this proxy statement.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will be responsible for, among other matters:

●	determining the qualifications, qualities, skills and other expertise required to be a director and developing and recommending to the board for its approval criteria to be considered in selecting nominees for director;

●	identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

●	overseeing the organization of our board of directors to discharge our board’s duties and responsibilities properly and efficiently;

●	reviewing the committee structure of the board of directors and the composition of such committees and recommending directors to be appointed to each committee and committee chairmen;

●	identifying best practices and recommending corporate governance principles; and,

●	developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

Our nominating and corporate governance committee consists of three of our directors, Messrs. Miller, Dean and Van Arsdale, each of whom meets the definition of “independent director” under the rules of the Nasdaq. Mr. Van Arsdale serves as chairman of our nominating and corporate governance committee. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website at www.safeprogroup.com. The information on our website is not part of this proxy statement.

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Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee, when appointed, will have at any time been one of our officers or employees.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Director Term Limits

Our board of directors has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our company. Our nominating and corporate governance committee will annually review the composition of our board of directors, including the age and tenure of individual directors. Our board of directors will strive to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Gender Diversity Policy

Our board of directors is committed to nominating the best individuals to fill director and executive roles. Our board has not adopted policies relating to the identification and nomination of women directors and executives and as it does not believe that it is necessary in the case of our company to have such written policies at this time. Our board of directors believes that diversity is important to ensure that board members and senior management provide the necessary range of perspectives, experience and expertise required to achieve effective stewardship and management. We have not adopted a target regarding women on our board or regarding women in executive officer positions as our board believes that such arbitrary targets are not appropriate for our company. We currently have one woman holding an executive position within our company.

Risk Oversight

Our board of directors oversees the risk management activities designed and implemented by our management. Our board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our board of directors regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our board of directors has delegated to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board of directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

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Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics is available on our website at www.Safeprogroup.com by clicking on “Investors.” If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, financial and accounting officers by posting the required information on our website at the above address within four business days of such amendment or waiver. The information on our website is not part of this proxy statement.

Our board of directors, management and all employees of our company are committed to implementing and adhering to the Code of Ethics. Therefore, it is up to each individual to comply with the Code of Ethics and to be in compliance of the Code of Ethics. If an individual is concerned that there has been a violation of the Code of Ethics, he or she will be able to report in good faith to his or her superior. While a record of such reports will be kept confidential by our company for the purposes of investigation, the report may be made anonymously and no individual making such a report will be subject to any form of retribution.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during 2025, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements.

Insider Trading Policy

Our Board has adopted  an Insider Trading Policy that applies to all of our directors, executive officers, and employees, which policy was filed as Exhibit 19.1 to our Annual Report. This policy also is affirmed by our domestic third party vendors, and our international vendors either affirm this policy or a similar, local, more applicable policy, regulation, or law. The policy attempts to establish standards that will avoid even the appearance of improper conduct on the part of insiders by requiring, among other things, that insiders maintain the confidentiality of information about the Company and to not engage in transactions in the Company’s securities while aware of material nonpublic information. Our policies prohibit directors, officers and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities without our prior approval.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides for the fiscal years indicated below certain summary information concerning compensation awarded to, earned by or paid to the individuals who served as our principal executive officer at any time during fiscal 2025 and our three other most highly compensated officers in fiscal 2025. These individuals are referred to as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Daniyel Erdberg	2025	360,000	(1)	932,500	(2)	1,552,000	(3)	1,285,154	(4)	54,000	(5)	4,183,654
Chief Executive Officer	2024	510,206	(6)	-		1,152,927	(7)	-		66,000	(8)	1,729,133
Theresa Carlise (2)	2025	180,000	(9)	85,000	(10)	198,240	(11)	31,055	(12)	25,200	(13)	519,494
Chief Financial Officer, Treasurer & Assistant Secretary	2024	160,000	(14)	25,000	(15)	341,608	(16)	31,055	(17)	38,456	(18)	596,119
Pravin Borkar	2025	141,387	(19)	-		-				4,139	(20)	145,526
Chief Technology Officer, & (President of Safe-Pro USA)	2024	140,645	(21)	-		-				1,419	(22)	142,064
Christopher Todd (3)	2025	225,000	(23)			15,528	(24)			18,000	(25)	258,528
(President of Airborne Response)	2024	225,000	(26)	100,000	(27)	15,527	(28)			18,000	(29)	358,527

(1)	For the year ended December 31, 2025, Mr. Erdberg earned pursuant to his employment agreement an annual base salary of $360,000.
(2)	Reflects bonuses earned to Mr. Erdberg, of $382,500 and $550,000. Pursuant to his employment agreement Mr. Erdberg is entitled to receive a bonus equal to 5% of a “Significant Transaction” to be paid in restricted shares of the Company’s common. A Significant Transaction occurred as follows; (i) on May 25, 2025 the Company closed a Significant Transaction, of gross proceeds of $1,000,000 and on August 21, 2025 when the Company received gross proceeds of $8,000,000, entitling Erdberg to an aggregate value of $450,000 in restricted common stock of the Company. In lieu of restricted stock he was awarded the cash value of the shares. Based upon a calculation of the present value of the Shares after applying an illiquidity discount, it has been determined that the fair cash value of the share award is $382,500 and that the Company shall pay to Erdberg $382,500 in cash in lieu of the issuance of shares and (ii) on October 22, 2025, upon closing of a significant transaction for gross proceeds of $14,000,000, Mr. Erdberg was eligible to receive a stock award of 5% of the consideration or $700,000. The present value adjustment was not used here, as his agreement calls for the Company to withhold an amount of shares equal to his tax liability, whereby the Company would then pay such liabilities. The resulting cash payment would have been burdensome to the Company. Mr. Erdberg requested to be paid in cash as follows; $550,000 to himself, $75,000 to Ms. Carlise, CFO and $75,000 to Mr. Leinwand, in-house counsel, for their efforts in effectuating the private placement. The Board of Directors and the Compensation Committee approved the request on the same date.
(3)	Pursuant to Mr. Erdberg’s employment agreement, he is entitled to 200,000 restricted stock awards of the upon meeting certain milestones, on February 27, 2025, the Company maintained a market capitalization of more than $30,000,000 and more than $40,000,000 for at least 22 consecutive trading days. The Company issued 400,000 restricted common shares, at $3.88 per share as reflected of the market close on date of issuance, representing fair value of $1,552,000.

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(4)	On December 11, 2025, Mr. Erdberg met additional milestones as the Company has maintained a market capitalization of more than $60,000,000, more than $80,000,000 and more than $100,000,000 for at least 22 consecutive trading days, resulting in a restricted stock award of 600,000 shares of common stock, 200,000 restricted stock awards for each milestone. Mr. Erdberg’s agreed to accept options in lieu of shares. The Company granted Mr. Erdberg options to purchase 1,000,000 shares of common stock at an exercise price equaling the closing price for the Company’s common stock as reported by Nasdaq on the date of the option grant, $4.15. The aggregate fair value of the award was $1,285,154, which vest immediately upon grant date with an estimated term of 2.5 years, as computed in accordance with FASB ASC Topic 718.
(5)	Represents medical premiums of $42,000 and an auto allowance of $12,000, pursuant to Mr. Erdberg’s employment agreement.
(6)	For the year ended December 31, 2024, Mr. Erdberg earned pursuant to his employment agreement with Airborne Response an annual base salary of $225,000. Per Mr. Edberg’s employment agreement dated November 1, 2023, with Safe Pro Group Inc., he is to receive an annual base salary of $360,000, to be accrued until the Company completes its initial public offering on August 30, 2024 and to coincide with the termination of the Airborne Response employment agreement as noted above. For the year ended December 31, 2024, the Company accrued $238,065 for wages due under the Safe Pro Group employment agreement and paid in aggregate $298,065 of the accrued wage balance, for Airborne Response, the Company paid $150,206, until the agreement terminated on August 30, 2024.
(7)	Amounts in this column reflect the market close on date of issuance, $4.27 per share for 270,000 restricted common shares. Mr. Erdberg was entitled to 450,000 restricted common shares, as pursuant to his Safe Pro Group employment contract, of which Mr. Erdberg transferred 180,000 restricted shares to certain other employees.
(8)	Represents medical premiums payable pursuant to Airborne Response employment agreement of $12,000 and $42,000 medical insurance payable pursuant to Safe Pro Group’s employment agreement. In addition, $12,000 is for an auto allowance.
(9)	For the year ending December 31, 2025, Ms. Carlise earned pursuant to her employment agreement an annual base salary of $180,000.
(10)	A performance-based bonus was awarded in August 2025 of $10,000 and an additional bonus of $75,000 was transferred from Mr. Erdberg’s award to Ms. Carlise, see (2) above.
(11)	Amounts in this column reflect; (i) a stock award for 40,000 restricted common shares valued at the market close on date of issuance, $5.69 per share.
(12)	Option expense of $31,055, relating to the 50% vested portion of the grant awarded in 2024, as computed in accordance with FASB ASC Topic 718.
(13)	Represents medical premiums payable pursuant employment agreement of $18,000 and $7,200 for an auto allowance.
(14)	For the year ended December 31, 2024, as pursuant to her employment agreement with Safe Pro Group, Ms. Carlise earned an annual base salary of $150,000, until such time that the Company is listed on a national market exchange. On August 30, 2024, her salary increased pursuant to the Company’s listing on Nasdaq to an annual base salary of $180,000.
(15)	Represents $25,000 bonus, pursuant to listing on a national market exchange, per her employment agreement.
(16)	Represents an award of a total of 30,000 restricted common shares pursuant to her employment agreement, as contingent upon the Company’s listing on a national market exchange and 50,000 restricted common shares transferred to Ms. Carlise from Mr. Erdberg, for a fair value on date of issuance of $4.27.
(17)	Amounts in this column reflect the aggregate grant date fair value, for 50,000 options to purchase common stock, for the 50% vested portion of the fair value of $31,055, at an exercise price of $3.40 with an estimated term of 3.5 years, as computed in accordance with FASB ASC Topic 718.
(18)	Represents amounts payable pursuant to Safe Pro Group’s employment agreement of $27,468 for medical premiums payable and $10,987 auto allowance.
(19)	Mr. Borkar annual base salary was $225,000 until March 31, 2025, on April 1, 2025 the base salary was adjusted to $120,000, per mutual agreement.
(20)	Represents amounts reimbursed for medical premiums of $4,139.
(21)	For the year ended December 31, 2024, Mr. Borkar annual base salary was $120,000 until August 30, 2024, when the Company listed on a national market exchange and his salary was increased to $225,000 annually, as pursuant to his employment agreement.
(22)	Represents medical insurance reimbursement of $1,419.
(23)	For the year ended December 31, 2025, Mr. Todd’s base salary was $225,000 annually.
(24)	Amounts in this column reflect the 50% vested portion of the aggregate grant date fair value, for 25,000 options to purchase common stock, for a fair value of $15,527, at an exercise price of $3.40 and an estimated term of 3.5 years, as computed in accordance with FASB ASC Topic 718.
(25)	Represents medical insurance payable of $18,000, as pursuant to his employment agreement with Airborne Response.
(26)	For the year ended December 31, 2024, Mr. Todd earned pursuant to his employment agreement with Airborne Response an annual base salary of $225,000.
(27)	Bonuses were earned by the respective officers per their employment agreements. The bonus is a performance-based bonus tied to revenue.
(28)	Amounts in this column reflect the 50% vested portion of the aggregate grant date fair value, for 25,000 options to purchase common stock, for a fair value of $15,527, at an exercise price of $3.40 and an estimated term of 3.5 years, as computed in accordance with FASB ASC Topic 718.
(29)	Represents medical insurance payable of $18,000, as pursuant to his employment agreement with Airborne Response.

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Narrative Disclosure to the Summary Compensation Table

Pravin Borkar. On June 7, 2022, our wholly owned subsidiary, Safe-Pro USA LLC (“SPUSA”), entered into a three-year employment agreement with Pravin Borkar, that extends for five additional terms of one-year each, unless either party gives 30-days’ advance notice of non-renewal. Under the agreement Mr. Borkar will serve as SPUSA’s President and as our Chief Technology Officer and Director. Mr. Borkar will receive an annual base salary of $225,000 with participation in retirement and welfare benefits of up to $1,500 per month for medical premiums, effective upon the Company’s listing on a national market exchange, which occurred August 30, 2024. At the discretion of the Board of Directors, a portion of the base salary may be accrued and at the election of Mr. Borkar be paid in our common stock. Mr. Borkar shall be entitled to receive an annual cash bonus of an amount equal to up to 100% of his then-current base salary if we meet or exceed criteria adopted by the Compensation Committee of the Board of Directors. On August 26, 2023, pursuant to the Fourth Amendment to the Exchange Agreement, related to the acquisition of Safe-Pro USA, the Company agreed to pay Mr. Borkar, $120,000 annual base salary, retroactive to January 1, 2023, until such time that the Company is listed on a National Market Exchange, which occurred on August 30, 2024, increasing his salary to $225,000. On April 1, 2025, the parties mutually agreed to adjust the base salary to $120,000 annually.

Daniyel Erdberg. On August 29, 2022, pursuant to the Acquisition Agreement by and between us and Airborne Response Corp. (“Airborne”), we assumed the obligations of Airborne, which included a three-year employment agreement dated March 21, 2022, between Airborne and Daniyel Erdberg, which extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. Under the agreement, Mr. Erdberg served as Airborne’s Chief Executive Officer and received an annual base salary of $225,000 as well as participation in retirement and welfare benefits. At the discretion of the Board of Directors, a portion of the base salary may be accrued and at the election of Mr. Erdberg and be paid in our common stock. The agreement provides for a performance bonus based upon certain customer contracts of 15% in 2022; 10% in 2023; and 5% in 2024 of the Contribution Margin provided by such contracts during the term of the agreement. “Contribution Margin” means net revenue from sales (gross revenue net of refunds or charge backs), less expenses related to the provision of services or equipment under the contract. Additionally, Mr. Erdberg is entitled to receive an annual cash bonus of an amount equal to up to 100% of his then-current base salary if we meet or exceed criteria adopted by the Compensation Committee of the Board of Directors. In the event of termination “without cause” or resignation with “good reason” (as defined within the agreement), Mr. Erdberg shall receive one year base salary.

On November 1, 2023, we entered into a five-year employment agreement with Mr. Erdberg, which extends automatically for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal. On August 30, 2024, upon listing on Nasdaq; (i) the term of this agreement was automatically amended to re-commence to a new one-year term and (ii) Mr. Erdberg’s agreement with Airborne was terminated.

Base Salary. During the first year of the term, we shall pay to Mr. Erdberg an annual salary of $360,000 (“Base Salary”). Thereafter, the Compensation Committee of the Board (the “Committee”) shall consider increases in Base Salary for subsequent years in connection with performance and a review of compensation provided at peer companies, which companies shall be subject to review on a continuing basis (the “Peer Group”), taking into account Company and individual performance objectives; provided, however, that Base Salary shall be increased as of each anniversary of the effective date of the agreement by a minimum of the greater of five percent or the annual increase in the Federal Consumer Price Index. Mr. Erdberg’s Base Salary shall not be decreased without Mr. Erdberg’s written consent. Notwithstanding the foregoing, the Base Salary was accrued on the books of the Company until August 30, 2024, at which time the Company was listed on Nasdaq. On August 30, 2024, the accrued and unpaid Base Salary of $298,065 was paid. Additionally, on August 30, 2024, Mr. Erdberg’s employment agreement with Airborne, was terminated by the mutual agreement of Mr. Erdberg and Airborne Response, with the accrued and unpaid salary of $70,673 was paid.

Additional Benefits. Pursuant to the agreement, Mr. Erdberg is entitled to certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits, and an auto allowance of $1,000 per month. If the Company does not provide health insurance or if Mr. Erdberg is covered under a different policy, the Company shall reimburse Mr. Erdberg up to $3,500 per month for health insurance coverage, which may be accrued at the option of the Board and which may be paid in shares of the Company’s common stock at the option of Mr. Erdberg.

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Long-term incentive award. During the term of the agreement, Mr. Erdberg shall have an annual target long-term incentive award opportunity of 300% of one year’s Base Salary. The Committee will award Mr. Erdberg’s long-term incentive award based on an evaluation of performance and Peer Group compensation practices, taking into account Company and individual performance objectives. In its sole discretion, the Committee may award a long-term incentive award in excess of the target long-term incentive award opportunity. Notwithstanding the foregoing, the Committee may grant a special long-term incentive award at any time. Long-term incentive awards not granted under the 2022 Safe Pro Group Equity Incentive Plan (collectively with any successor plan thereto, the “Equity Incentive Plan”) shall be deemed “earned” if Executive is employed on the last day of the applicable performance period and shall be paid no later than March 15th of the year immediately following the year in which the applicable performance period expired. Awards granted under the Equity incentive Plan shall be subject to the terms and conditions of such plan and the award agreement.

Annual Target Cash Bonus Opportunity. During the term of the agreement, Mr. Erdberg shall have an annual target cash bonus opportunity of 100% of one year’s Base Salary with a minimum guaranteed annual cash bonus of 25% of one year’s Base Salary. The Committee shall award Mr. Erdberg’s annual cash bonus based on an evaluation of performance and Peer Group compensation practices, taking into account Company and individual performance objectives. In its sole discretion, the Committee may award an annual cash bonus in excess of the annual cash bonus opportunity. Notwithstanding the foregoing, the Committee may grant a special bonus at any time. Annual cash bonuses shall be deemed “earned” if Mr. Erdberg is employed on the last day of the year to which the bonus relates and shall be paid no later than March 15th of the year immediately following the year to which the annual bonus relates.

Adjusted EBITDA Milestone Equity Award. In addition to the bonus awards set forth above, Mr. Erdberg shall be entitled to the bonus awards as follows: for each calendar year during the term of the agreement, in which the Company achieves the adjusted EBITDA. For the purposes hereof “Adjusted EBITDA” shall mean earnings before payment of interest, taxes, depreciation or amortization and shall not include unrealized gains or losses, non-cash expenses, gains or losses on foreign exchange, goodwill impairments, non-operating income, and share-based compensation. See table below.

Market Cap Milestone Performance Award. Upon the Company meeting the Market Cap Milestones listed below and maintaining such market cap for a period of 22 consecutive trading days, Mr. Erdberg will be awarded that number of shares set forth in the table below and shall be based upon the value of all shares issued and outstanding during the period as used in the Basic earnings per share calculation.

Adjusted EBITDA Milestone	Bonus Awards Shares	Market Cap Milestones	Bonus Awards Shares
$500,000	100,000	$30,000,000	200,000
$1,000,000	200,000	$40,000,000	200,000
$2,000,000	225,000	$60,000,000	200,000
$4,000,000	237,500	$80,000,000	200,000
$5,000,000	237,500

On February 27, 2025, the Company maintained a market capitalization of more than $30,000,000 and more than $40,000,000 for at least 22 consecutive trading days. The Company issued 400,000 restricted common shares, at $3.88 per share as reflected of the market close on date of issuance, representing fair value of $1,552,000. Additionally on December 11, 2025, Mr. Erdberg met additional milestones as the Company has maintained a market capitalization of more than $60,000,000, more than $80,000,000 and more than $100,000,000 for at least 22 consecutive trading days, resulting in a restricted stock award of 600,000 shares of common stock, 200,000 restricted stock awards for each milestone. Mr. Erdberg’s agreed to accept options in lieu of shares. The Company granted Mr. Erdberg options to purchase 1,000,000 shares of common stock at an exercise price equaled the closing price for the Company’s common stock as reported by Nasdaq on the date of the option grant, $4.15. The aggregate fair value of the award was $1,285,154 which vest immediately upon grant date with an estimated term of 2.5 years, as computed in accordance with FASB ASC Topic 718.

National Security Exchange Registration Equity Award. On August 30, 2024, Mr. Erdberg was entitled to an award of 450,000 shares of common stock, to coincide with its listing upon a national market exchange. Mr. Erdberg elected to transfer 180,000 shares of his award to certain employees in recognition to their service, with the remaining 270,000 issued to Mr. Erdberg.

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Significant Transaction Bonus. Upon the Company closing a Significant Transaction, as defined below, Mr. Erdberg shall be granted that number of shares of common stock or a new series of preferred shares of the Company that is convertible into common stock of the Company equal to 5% of the of the value of all of the consideration, including any stock, cash or debt, of such completed transaction. Mr. Erdberg can earn this grant of stock for each Significant Transaction closed by the Company during the Term of this Agreement. “Significant Transaction” shall mean the Company closing a financing for at least $500,000, not including the Company’s initial public offering, or the closing of an acquisition with a valuation (determined by the value of the consideration paid by the Company) of not less than $1,000,000. On May 25, 2025 the Company closed a Significant Transaction, of gross proceeds of $1,000,000 and on August 21, 2025 when the Company received gross proceeds of $8,000,000, entitling Erdberg to an aggregate value of $450,000 in restricted common stock of the Company. Mr. Erdberg asked that in lieu of restricted stock he be awarded the cash value of the shares. Based upon a calculation of the present value of the Shares after applying an illiquidity discount, it has been determined that the fair cash value of the share award is $382,500 and that the Company shall pay to Erdberg $382,500 in cash in lieu of the issuance of shares and (ii) on October 22, 2025, upon closing of a significant transaction for gross proceeds of $14,000,000, Mr. Erdberg was eligible to receive a stock award of 5% of the consideration or $700,000. The present value adjustment was not used here, as his agreement calls for the Company to withhold an amount of shares equal to his tax liability, whereby the Company would then pay such liabilities. The resulting cash payment would have been burdensome to the Company. Mr. Erdberg requested to be paid in cash as follows; $550,000 to himself, $75,000 to Ms. Carlise, CFO and $75,000 to Mr. Leinwand, in-house counsel, for their efforts in effectuating the private placement. The Board of Directors and the Compensation Committee approved the request for the same date.

As of December 31, 2023, in connection with Mr. Erdberg’s employment agreement, the Company accrued wages and other benefits due to Mr. Erdberg of $69,000, of which $60,000 is included in accrued compensation and $9,000 is included in accrued expenses on the Company’s consolidated balance sheet.

Christopher Todd. Pursuant to the Acquisition agreement dated August 29, 2022, the Company assumed the obligation of an additional three-year employment agreement, dated March 21, 2022 with Christopher Todd, that extends for a successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. Under the agreement, Mr. Todd serves as Airborne’s Chief Operating Officer and receives an annual base salary of $225,000 and participation in retirement and welfare benefits. At the discretion of the Board of Directors, a portion of his base salary may be accrued and at the election of Mr. Todd and be paid in common stock of the Company. The agreement provides for a performance bonus based upon certain customer contracts of 15% in 2022; 20% in 2022; 15% in 2023; and 10% in 2024 of the Contribution Margin provided by such contracts during the term of this Agreement. “Contribution Margin” shall mean net revenue from sales (gross revenue net of refunds or charge backs), less expenses related to the provision of services or equipment under the contract. Additionally, Mr. Todd is entitled to receive an annual cash bonus in an amount equal to up to 100% of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. In the event of termination “without cause” or resignation with ‘good reason” (as defined within the Agreement), Mr. Todd shall receive one year base salary.

Theresa Carlise. On June 22, 2023, the Company entered into a one-year employment agreement that extends for an additional one-year renewal term unless either party gives 30-days’ advance notice of non-renewal, with Theresa Carlise. On August 30, 2024, upon listing on Nasdaq or other National Market System exchange, the term of the agreement was automatically amended and re-commence a new one-year term, from the listing date thereof. Ms. Carlise agreed to serve as Chief Financial Officer and receive 30,000 fully vested restricted shares of the Company and an annual base salary of $90,000, which shall accrue for the first six months at $5,000 per month and for the second six months shall be paid $10,000 per month, payable in semimonthly payments according to the Company’s payroll schedule. On August 30, 2024, the date of which the Company was listed on Nasdaq, Ms. Carlise accrued salary of $108,561 was paid, she received an equity award of 30,000 restricted shares of the Company’s stock, a cash bonus of $25,000, an annual base salary of $180,000, an auto allowance of $600 per month and medical insurance payable of $1,500 per month. On August 22, 2025, the Company awarded Ms. Carlise a stock award for 40,000 restricted common shares, valued at the market close on date of issuance, $5.69 per share. A performance-based bonus was awarded on August 28, 2025 of $10,000 and on October 30, 2025, an additional bonus of $75,000 was transferred from Mr. Erdberg’s award to Ms. Carlise.

On November 1, 2023, the Company entered into an amendment, (“Amendment No. 1”) to the employment agreement increasing the annual base salary to $120,000, accrued for the first six months at $10,000 per month and payable upon such time the Company has raised $750,000 or is effective on a national market system exchange. All other terms remain the same as in the original agreement. As of December 31, 2023, in connection with this agreement, the Company accrued wages due to Executive of $73,904, which is included in accrued compensation on the Company’s consolidated balance sheet.

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On March 27, 2024, the Compensation Committee of the Company’s Board of Directors approved Amendment No. 2, increasing the term of the agreement to two years from one year with an annual base salary of $150,000. The first six months is accrued and payable upon such time the Company has raised $750,000 or is effective on a national market system exchange. Upon the second six months, salary shall be paid at 10,000 per month, payable in semimonthly payments according to the Company’s payroll schedule and the remaining $2,500 a month, accrued until such time the Company has raised $750,000 or is effective on a national market system exchange. Commencing upon effectiveness of the Company’s securities trading on a National Market Exchange, which occurred upon the closing of the Company’s initial public offering, Ms. Carlise agreement will re-commence to a three-year agreement with automatic renewals of three successive one-year terms. All other terms remain the same.

On April 12, 2024, the Compensation and Nominating Committees of the Company’s Board of Directors and the Board of Directors approved the Amended and Restated Employment Agreement (“A&R Agreement’) for Theresa Carlise. The Nominating Committee appointed Ms. Carlise as Assistant Secretary, in addition to her current positions as Chief Financial Officer and Treasurer. The Compensation Committee approved the following: (i) the benefits provided within the Agreement, upon the listing on a National Market Exchange, which shall be deemed to have occurred August 30, 2024, were accrued from the effective date of June 22, 2023 forward, to include $600 monthly auto allowance and insurance premiums of $1,500 month, (ii) four weeks of PTO, of which unused portion will accrue into the following year, (iii) annual minimum increases to Base Salary between 10-20%, to be determined by the Compensation Committee and (iii) adjustment to the language in Other Tax Matters, Section 409A.

Equity Awards

The following table sets forth certain information concerning our outstanding equity awards for our named executive officers at December 31, 2025.

Outstanding Equity Awards At Fiscal Year-End

		Option Awards
Name	Grant Date of Equity Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Option Exercise Price ($)	Option Expiration Date
Daniyel Erdberg	12/11/2025	1,000,000	-	4.15	12/11/2030
Theresa Carlise	12/19/2024	50,000	-	3.40	12/19/2029
Pravin Borkar	-	-	-	-	-
Christopher Todd	12/19/2024	25,000	-	3.40	12/19/2029

Recoupment Policy

We adopted the Safe Pro Group, Inc. Dodd-Frank Restatement Recoupment Policy. In the event that we are required to prepare a financial restatement, the Committee will recoup all erroneously awarded incentive-based compensation calculated on a pre-tax basis received after October 2, 2023, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation, and (iii) during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement, and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years. “Clawback” or recoupment policy in our executive compensation program contributes to creating and maintaining a culture that emphasizes integrity and accountability and reinforces the performance-based principles underlying our executive compensation program.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Our Compensation Committee generally approves equity awards to our named executive officers and directors in connection with the commencement of employment or service, upon achievement of milestones under applicable employment agreements, or at other times determined by the Compensation Committee, and does not take material nonpublic information into account when determining the timing or terms of such awards. We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates. During the last completed fiscal year, we have not made awards to any named executive officer or director during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K disclosing material nonpublic information, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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DIRECTOR COMPENSATION

General

The following discussion describes the significant elements of the expected compensation program for members of the board of directors and its committees. Directors who are also executive officers (each, an “Excluded Director”) will not be entitled to receive any compensation for his or her service as a director, committee member or Chair of our board of directors or of any committee of our board of directors.

Director Compensation

Our non-employee director compensation program is designed to attract and retain qualified individuals to serve on our board of directors. Our board of directors, on the recommendation of our compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements. In consideration for serving on our board of directors, each director (other than Excluded Directors) will be paid an annual retainer. All directors will be reimbursed for the reasonable out-of-pocket expenses incurred while serving as directors.

Prior to January 2024, we did not have any non-employee directors. Concurrently with the appointment of non-employee directors in January 2024, our board of directors approved the following new compensation program for the non-employee members of our board of directors.

Cash Compensation. Under such a program, we will pay each non-employee director a cash fee, payable quarterly, of $48,000 per year for service on our board of directors.

Committee Fees. If a non-employee director is designated to participate on a committee of our board of directors as either a chairperson or non-chairperson member, such director will be entitled to compensation in addition to the quarterly cash fee. As of December 31, 2025 and 2024, there were no additional quarterly cash fees for committee chairs.

Equity Awards. Each non-employee director will receive a one-time initial restricted stock award of 50,000 shares of our common stock. Each non-employee director shall also be eligible to receive grants of stock options, each in an amount designated by the Compensation Committee of our board of directors, from any equity compensation plan approved by the Compensation Committee of our Board.

In addition to such compensation, we will reimburse each non-employee director for all pre-approved expenses within 30 days of receiving satisfactory written documentation setting out the expense actually incurred by such director. These include reasonable transportation and lodging costs incurred for attendance at any meeting of our Board of Directors.

The following table sets forth the total compensation earned by our non-employee directors in 2025 (other than Excluded Directors):

Name	Year	Fees earned or paid in cash ($)	Stock awards ($) (1)	Total ($)
Arthur T. Dean	2025	48,000	142,250	190,250
John E. Miller	2025	48,000	142,250	190,250
Lee Van Arsdale	2025	48,000	142,250	190,250

(1) Represents the full grant date fair value calculated by the market close per share on date of grant or $5.69 for 25,000 fully vested restricted stock award, our board approved and granted to each non-employee director,

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RELATED PARTY TRANSACTIONS

Acquisition Related - Due to Related Party

Safe-Pro USA LLC

In connection with the Acquisition of Safe-Pro USA, the Company agreed to assume a liability due to the former member of Safe-Pro USA, who is a current director of the Company, of $1,622,540. The Safe-Pro USA preacquisition members advanced funds to Safe-Pro USA for working capital purposes prior to the acquisition and during the 2025, 2024, 2023 and 2022 periods. Additionally, during 2025, 2024, 2023 and 2022, a company owned by the preacquisition members paid certain expenses and wages on behalf of the Company and was reimbursed for these expenses. These advances are non-interest bearing and are payable on demand but only from proceeds received from contracts the Bangladesh Ministry of Defense customer.

During the year ended December 31, 2025, the Company primarily advanced funds received from the Bangladesh receivables of $96,940 and made payments of $43,050. During year ended December 31, 2024, the Company repaid $20,654 of these advances and assumed liabilities. On December 31, 2025 and 2024, amounts due to the former member amounted to $433,406 and $382,516, respectively, which is included in due to related parties on the accompanying consolidated balance sheets. See Note 10 –Contingent amounts due to related parties.

On March 31, 2025, Mr. Borkar waived accrued salary in aggregate of $56,538, as due under his Employment Agreement and subsequent 4th Amendment to the Share Exchange Agreement. For the year ended December 31, 2025, approximately $56,538 was waived and was recorded as contributed capital. As of December 31, 2025 and 2024, the accrued wages balance for Mr. Borkar was $3,956 and $39,105.

On March 31, 2025, a spouse of Mr. Borkar waived the accrued salary in aggregate of $56,538, as due under her Employment Agreement and subsequent 4th Amendment to the Share Exchange Agreement. For the year ended December 31, 2025, approximately $56,538 was waived and was recorded as contributed capital. For the year ended December 31, 2025, the accrued wages balance for the spouse of Mr. Borkar was $3,956.

For the years ended December 31, 2025 and 2024, the Company recorded gross wages of $120,000 and $159,107, respectively, for the spouse of Mr. Borkar.

Airborne Response Corp.

On August 29, 2022, the Company acquired 100% of Airborne Response Corp. Daniyel Erdberg, our CEO, was the owner of 35.9% of the shares of Airborne Response at the time of the acquisition. Mr. Erdberg received 1,175,000 shares of the Company’s Series B Preferred Stock as payment for his ownership interest in Airborne Response representing approximately 35.9% of the Series B Preferred Stock issued as part of the transaction. Series B Preferred Stock is not convertible until completion of the Company’s initial public offering.

Related Party Payable for Services

During the years ended December 31, 2025 and 2024, the Company incurred production supplies and services from a company owned by the spouse of Mr. Borkar, American Protection Works, in the amount of $9,287 and $18,765, respectively, which is included in cost of sales on the accompanying consolidated statements of operations.

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Related Party Accrued Compensation and Expenses

On August 26, 2023, pursuant to the Fourth Amendment to the Exchange Agreement, related to the acquisition of Safe-Pro USA, the Company agreed to pay the spouse of Mr. Borkar, Anjali Borkar, $120,000 annual base salary, retroactive to January 1, 2023 and until such time that the Company is listed on a National Market Exchange, which occurred upon the closing of the Company’s initial public offering. Upon listing on a National Market Exchange Mrs. Borkar is to serve as Vice President of Operations, pursuant to an Employment agreement, dated June 7, 2022. The agreement has a three-year term, that extends for five additional terms of one-year each, unless either party gives 30-days’ advance notice of non-renewal. Under the Agreement Mrs. Borkar will receive an annual base salary of $120,000 and shall be entitled to receive an annual cash bonus in an amount equal to up to 100% of her then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors.

For the year ended December 31, 2025, the Company recorded related party accrued wages of $3,956 for Mr. Borkar, the President of Safe-Pro USA and an additional $3,956 accrued wages as recorded in accrued expenses for his spouse, who is also employed by the Company as Vice President of Safe-Pro USA. For the year ended December 31, 2024, the Company recorded related party accrued wages of $39,105 for Mr. Borkar, the President of Safe-Pro USA and an additional $39,107 accrued wages as recorded in accrued expenses for his spouse, who is also employed by the Company as Vice President of Safe-Pro USA. For the years ended December 31, 2025 and 2024, total wages for the spouse of the President of Safe-Pro USA were $120,000 and $159,107, respectively.

On March 31, 2025, Mr. Borkar waived accrued salary in aggregate of $56,538, as due under his Employment Agreement and subsequent 4th Amendment to the Share Exchange Agreement. For the year ended December 31, 2025, approximately $56,538 was waived and was recorded as contributed capital. As of December 31, 2025 and 2024, the accrued wages balance for Mr. Borkar was $3,956 and $39,105.

On March 31, 2025, a spouse of Mr. Borkar waived the accrued salary in aggregate of $56,538, as due under her Employment Agreement and subsequent 4th Amendment to the Share Exchange Agreement. For the year ended December 31, 2025, approximately $56,538 was waived and was recorded as contributed capital. For the year ended December 31, 2025, the accrued wages balance for the spouse of Mr. Borkar was $3,956.

Total related party payments payable as described above, as of December 31, 2025 and 2024, are $52,337 and $421,623, respectively, which has been recorded as accrued expense, accrued compensation and due to related party. Total waivers of accrued compensation as described above, as of December 31, 2025 and 2024, are $113,077 and $0, respectively.

Procedures for Approval of Related Party Transactions

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who beneficially owns more than 5% of our common stock;

●	any immediate family member of any of the foregoing; or

●	any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Our Audit Committee is responsible for reviewing and approving in advance any related party transaction.

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PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members: Daniyel Erdberg, Pravin Borkar, Arthur T. Dean, John E. Miller, and Lee Van Arsdale. The Nominating and Governance Committee nominated, and the Board approved and recommended, all of the current members of our Board for re-election. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified.

Biographical information for our directors is provided above in the section entitled “Information About Directors and Executive Officers.”

Vote Required and Recommendation of the Board of Directors

A majority of votes cast is required to elect director nominees. Broker non-votes and abstentions will have no effect on this proposal.

The Board recommends that stockholders vote FOR each of the five nominees for election to our Board of Directors.

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PROPOSAL 2:

TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected RBSM LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. Our stockholders are being asked to ratify this appointment. In the event that ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors. Representatives of RBSM LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement at the Annual Meeting.

Aggregate fees for professional services rendered by our auditors for their services for the fiscal years ended December 31, 2025 and 2024, were as follows:

	2025	2024
Audit Fees	$175,000	$129,590
Audit-related fees	-	-
Tax fees	-	-
All other fees	98,250	84,630
TOTAL	$273,250	$214,220

On September 30, 2024, Salberg & Company, P.A. was dismissed as the Company’s independent registered public accounting firm and RBSM LLP was appointed as the Company’s new independent registered public accounting firm.

Audit Fees

Audit fees represent the aggregate fees billed for professional services rendered by our independent accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

Tax Fees

Tax fees represent the aggregate fees billed for professional services rendered by our principal accountants for tax compliance, tax advice, and tax planning for such years.

All Other Fees

All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on this proposal. Broker non-votes and abstentions will not be taken into account in determining the outcome of the proposal.

The Board recommends that stockholders vote FOR the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

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AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. RBSM LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

We have reviewed and discussed with management and RBSM LLP the Company’s audited financial statements. We discussed with RBSM LLP the overall scope and plans of their audit. We met with RBSM LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

With regard to the fiscal year ended December 31, 2025, the Audit Committee (i) reviewed and discussed with management the Company’s audited financial statements as of December 31, 2025, and for the year then ended; (ii) discussed with RBSM the matters required by Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission; (iii) received the written disclosures and the letter from RBSM required by applicable requirements of the PCAOB regarding RBSM’s communications with the Audit Committee regarding independence; and (iv) discussed with RBSM their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission.

Arthur T. Dean (Chair)

John E. Miller

Lee Van Arsdale

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our 2025 Annual Report on Form 10-K has been mailed concurrently with this proxy statement to stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to the Form 10-K. We will provide copies of these exhibits without cost upon request by eligible stockholders. Requests for copies of such exhibits should be mailed to Safe Pro Group Inc., 18305 Biscayne Blvd. Suite 222, Aventura, Florida 33160, Attention: Corporate Secretary.

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OTHER PROPOSED ACTION

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, or (2) direct your written request to Safe Pro Group Inc., 18305 Biscayne Blvd. Suite 222, Aventura, Florida 33160, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written request to the address set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

In order to be eligible for inclusion in our proxy statement and form of proxy for our 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, a proposal of a stockholder must be received at our principal executive offices located in Aventura, Florida no later than July 8, 2027 (the “Deadline”); provided, however, that if the date of the 2027 Annual Meeting is changed by more than 30 days from the anniversary of the 2026 Annual Meeting, the Deadline will instead be a reasonable time before we begin to print and send our proxy materials for the 2027 Annual Meeting, and we will disclose the revised Deadline in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K or by other means reasonably calculated to inform stockholders. Any such proposal must also comply with the other requirements of Rule 14a-8. For any director nomination or other proposal that a stockholder wishes to bring before the 2027 Annual Meeting but does not wish to include in the proxy materials for that meeting, our Amended and Restated Bylaws require that notice be delivered to the Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. The notice also must comply with the content requirements for such notices set forth in our Amended and Restated Bylaws. In addition to satisfying the requirements of our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 22, 2027.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors,

Safe Pro Group Inc.

/s/ Daniyel Erdberg
Daniyel Erdberg
Chief Executive Officer

Aventura, Florida

November 5, 2026

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This proxy is solicited on behalf of the Board of Directors

SAFE PRO GROUP INC.

18305 Biscayne Blvd., Suite 222 Aventura, FL 33160

VOTE BY INTERNET - www.SPAI.vote

Use the Internet to vote by proxy up until 11:59 P.M. Eastern Time on December 20, 2026. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date this proxy card and promptly return it to EQUITY STOCK TRANSFER, 237 W 37TH ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.

VOTE BY FAX or BY EMAIL

Mark, sign, and date this proxy card and promptly return it by fax: (347)-584-3644 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.

CONTROL#

The undersigned hereby appoints Daniyel Erdberg, the true and lawful proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock, of Safe Pro Group Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at 10:00 a.m. Eastern time, on December 21, 2026, virtually, by calling 877-407-3088 (toll free), and any adjournment or postponement thereof. There will not be a physical meeting location.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES (PROPOSAL 1) AND "FOR" PROPOSAL 2.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

1. The election of 5 Directors. Nominees:

Nominee	For	Withhold
1a. Daniyel Erdberg	☐	☐
1b. Pravin Borkar	☐	☐
1c. Arthur T. Dean	☐	☐
1d. John E. Miller	☐	☐
1e. Lee Van Arsdale	☐	☐

This proxy, when properly executed, will be voted as directed by the shareholder. If no such directions are made, this proxy will be voted "FOR" the election of the director nominees in Proposal 1, and "FOR" Proposal 2. The proxies will vote in their discretion on any other business properly brought at the Annual Meeting.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date